Exhibit 10.28

ZERUSA LIMITED

AND

VASCULAR SOLUTIONS ZERUSA LIMITED

AND

VASCULAR SOLUTIONS, INC.

AGREEMENT

for the sale and purchase of a business
together with certain assets relating to
Guardian hemostasis valves

MASON HAYES+CURRAN
Dublin, Ireland
www.mhc.ie

Contents

1.	DEFINITIONS AND INTERPRETATION	3
2.	AGREEMENT TO SELL AND PURCHASE	11
3.	ASSETS AND LIABILITIES NOT INCLUDED IN THE SALE	12
4.	CONSIDERATION	13
5.	COMPLETION	15
6.	VALUE ADDED TAX	15
7.	WARRANTIES	16
8.	THE EMPLOYEES	18
9.	INDEMNITY	22
10.	PREMISES	23
11.	OBLIGATIONS OF THE SELLER AND PURCHASER AFTER COMPLETION	23
12.	CONFIDENTIALITY	24
13.	RESTRICTIVE COVENANTS	25
14.	ANNOUNCEMENTS	26
15.	NOTICES	28
16.	GENERAL	29
SCHEDULE 1 COMPLETION OBLIGATIONS		32
SCHEDULE 2 INTELLECTUAL PROPERTY		35
SCHEDULE 3 PLANT		36
SCHEDULE 4 CUSTOMER LIST		37
SCHEDULE 5 STOCK		38
SCHEDULE 6 WARRANTIES		39
SCHEDULE 7 WARRANTY LIMITATIONS		40
SCHEDULE 8 CALCULATION OF STOCK		43

This AGREEMENT is dated          January 2011

BETWEEN

1.
ZERUSA LIMITED, a limited company incorporated in Ireland with registration number 369694 whose registered office is at 219-220 Business Innovation Centre, NUI Galway, Newcastle Road, Galway, Ireland (the “Seller”);

2.
VASCULAR SOLUTIONS ZERUSA LIMITED, a limited company incorporated in Ireland with registration number 493999 whose registered office is at 219 Business Innovation Centre, NUI Galway, Newcastle Road, Galway, Ireland (the “Purchaser”); and

3.	VASCULAR SOLUTIONS INC, a Minnesota corporation having its principal place of business at 6464 Sycamore Court, Minneapolis, Minnesota, 55369, USA (the “Guarantor”).

BACKGROUND

A.	The Business is now and has for some time past been carried on by the Seller.

B.	The Seller is the legal and beneficial owner of the Assets.

C.	The Seller has agreed to sell and transfer and the Purchaser has agreed to purchase the Business (together with the Assets) as a going concern subject to the terms and conditions of this Agreement.

NOW, IT IS AGREED AS FOLLOWS:

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Agreement and in the Schedules and in the recitals unless the context otherwise requires or unless otherwise specified:

“Aidan Mulloy Agreement” means the agreement Disclosed between the Company and Aidan Mulloy of 37 Wingfield, Stepaside, Co. Dublin;

“Agreed Form” means in relation to any document, such document in the form agreed between the Seller and the Purchaser;

“Agreement” means this Agreement (including any Schedule or annexure to it and any document in Agreed Form);

“Assets” means the assets of the Business as described in clause 2.1;

“Book Debts” means all trade and other debts owing to the Seller in relation to the Business (or otherwise) on the Completion Date (whether or not invoiced);

“Business” means the business of manufacturing and marketing hemostasis valves and the development of potential inflation devices, in each case for treating cardiovascular disease, as carried on by the Seller at the Completion Date;

“Business Contracts” means the Customer Contracts, Supplier Contracts, Computer Contracts and any other contracts relating to the business and Assets of the Seller;

“Business Day” means any day which is not a Saturday, a Sunday or a bank or public holiday in Ireland;

“Business Information” means all information, know-how and techniques (whether or not confidential and in whatever form held) owned by the Seller in respect of:

(i)	all or any part of the Business and Assets;

(ii)	any products manufactured and/or sold or services rendered by the Business;

(iii)	any formulae, designs, specifications, drawings, data, manuals or instructions relating to the Business;

(iv)
the operations, management, administration, or financial affairs of the Business (including any business plans or forecasts, information relating to future business development or planning information relating to litigation or legal advice); and

(v)
the sale or marketing of any of the products manufactured and/or sold or services rendered by the Business, including, but without limiting the generality of the foregoing words, all customer names and lists, sales and marketing information (including but not limited to targets, sales and market share statistics, market surveys and reports on research) relating to the Business;

“Business Intellectual Property” means all Intellectual Property owned or licensed by the Seller or any member of the Seller’s Group in connection with the Business as carried on at the Completion Date (including, without limitation that specified in Schedule 2) which includes:

(i)
all issued patents and filed patent applications and inventions used in connection with or relating to the Business, and all rights Seller may have to institute or maintain any action or investigation for and to recover damages for any infringement thereof or any actions of unfair competition relating thereto;

(ii)
all trademarks, service marks, trade names, trade dress and other designations of origin, registered or unregistered, and registrations and applications for registration thereof, used in connection with the Business (excluding the name “Zerusa”), and all rights Seller may have to institute or maintain any action or investigation for and to recover damages for any infringement thereof or any actions of unfair competition relating thereto;

(iii)
all goodwill associated with and symbolised by the names identified in subsection (ii) above, all related intangibles relating to the Intellectual Property and all rights to continue to use the Assets, and all rights Seller may have to institute or maintain any action to protect the same and recover damages for misappropriation or misuse thereof;

(iv)
all tangibles and intangibles relating to the Business and all rights to continue to use the Assets, and all rights Seller may have to institute or maintain any action to protect the same and recover damages for misappropriation or misuse thereof;

(v)
all internet domain names, uniform resource locators, and registrations and applications for registration thereof, relating to the Business, to the extent listed on Schedule 2, and all rights Seller may have to institute or maintain any action to protect the same and recover damages for misappropriation or misuse thereof;

(vi)
all trade secrets, know-how, and confidential information used in connection with the manufacturing, sale, distribution, advertising and marketing of the Business (including, if any, computer programs and software (in source code and object code formats) and related data and documentation, copyrightable subject matter, or protectable designs, registered or unregistered, and registrations and applications for registration thereof), and all rights Seller may have to institute or maintain any action to protect the same and recover damages for infringement, misappropriation or misuse thereof;

(vii)
all other intellectual and industrial property rights of every kind and nature and however designated, whether arising by operation of law, contract, license, or otherwise, relating to the Business, and all rights Seller may have to institute or maintain any action to protect the same and recover damages for infringement, misappropriation or misuse thereof;

(viii)
all documents or other tangible materials embodying: (x) the intellectual property owned by the Seller and described in (i) through (vii) (including trade secrets, know-how, data, access rights, data links, concepts, specifications, user manuals, training materials, documentation, working notes, technical writings, reports, correspondence, photographs, pictorial reproductions, drawings and other graphic representations, labelling and packaging specifications and work-in-progress) and all copyright therein; and (y) the other Assets (including presentations, correspondence, regulatory and clinical trial information, data, and records, including patient case files, case report forms and case summaries with respect to patients who have utilized the products of the Business) and all copyright therein;

(ix)
all permits, licenses, certificates and governmental authorizations and approvals from any federal, state or local entity or authority exercising executive, legislative, judicial, regulatory, administrative or taxing functions of or pertaining to government relating to or necessary for the manufacture of the Business, including all reports, documents, claims, permits and notices filed with, maintained for or furnished to the FDA or any other governmental entity by Seller with respect to the Business held by Seller, and all pending applications for or renewals of the foregoing, all of which are listed in Schedule 2, to the extent that they are assignable; and

(x)
regulatory data, clinical data and other technical information, including, without limitation, any design history files and any data bases incorporating any such data and information, directly related to products of the Business, including the 510k registrations listed on Schedule 2 (“Regulatory Data”); provided that, to the extent required by applicable law, Seller may retain and utilize a copy of such Regulatory Data.

“Claim” means a claim pursuant to the Warranties;

“Completion” means the completion of the sale and purchase of the Business and the Assets in accordance with clause 5;

“Completion Date” means the date of this Agreement;

“Computer Contracts” means all arrangements and agreements pursuant to which any third party provides any element of the Computer System to the Business;

“Computer System” means all the agreed computer hardware, software and networks presently used by the Business including if relevant all arrangements relating to the provision of maintenance and support, security, disaster recovery, facilities management, bureau and on-line services to the Business;

“Connected” means connected as defined in section 10, Taxes Consolidation Act 1997;

“Consideration” means the Initial Consideration, the Loan Amount, the Initial Escrow Amount and the Deferred Consideration as adjusted, if appropriate under clause 4;

“Customer Contracts” means all those contracts, engagements or orders entered into on or prior to the Completion Date by or on behalf of the Seller with customers for the sale, loan or hire of goods or equipment or provision of services by the Seller in connection with and in the ordinary course of the Business which at the Completion Date remain to be performed in whole or in part by the Seller;

“Customer List” means the customer list as set out in Schedule 4;

“DC Date” means the day after the expiry of the Liability Period;

“Deferred Consideration” means €300,000 subject to adjustment in accordance with clause 4.3;

“Disclosed” means fully and fairly disclosed to the Purchaser expressly for the purposes of this Agreement in the Disclosure Letter with sufficient details to identify the nature and scope of the matter disclosed;

“Disclosure Letter” means a letter dated the date of this Agreement in the Agreed Form from the Seller to the Purchaser together with any attachments disclosing exceptions to the Warranties;

“Dr Khan Agreement” means the agreement Disclosed between the Company and Dr. Mazhar M Khan of 46 Mount Eden Park, Belfast BT9 6RB;

“Employees” means Liam Mulloy, David Ronan and Thelma Marley;

“Encumbrance” means any of the following, whether actual or contingent:

(a)	any adverse claim or right or third party right;

(b)	any equity, trust or equitable interest;

(c)	any right to call for the issue of or conversion into any shares, stock or loan capital;

(d)
any mortgage, charge (whether fixed or floating), lease, assignment, hypothecation, pledge, lien, option, right of pre-emption, right of retention, or right to acquire or right to restrict or any other form of security interest or right or interest or encumbrance of whatsoever nature or any obligation (including any conditional obligation) to create any of them;

“Escrow Account” means the joint deposit interest bearing account with [Bank] to be opened in the names of the Escrow Agents as soon as reasonably practicable following Completion and to be dealt with in accordance with the provisions of the Escrow Deed and this Agreement on and following Completion;

“Escrow Agents” means the Purchaser’s Solicitors and the Seller’s Solicitors;

“Escrow Amount” means the Initial Escrow Amount which comprises part of the Consideration to be paid to the Seller and which is to be lodged into the Escrow Account on Completion and the Set Off Escrow Amount (if any);

“Escrow Deed” means the agreement in the agreed form to be entered into at Completion by the parties to this Agreement pursuant to which the Escrow Amount is to be held in escrow;

“Excluded Assets” means the assets referred to in clause 3.1 as being excluded from the sale pursuant to this Agreement;

“Excluded Liabilities” means all the liabilities or obligations relating to the Business or Assets and outstanding on or accrued or referable to the period up to and including the Completion Date, including but not limited to any creditors, any and all liabilities in respect of PRSI, PAYE, VAT or other Taxation attributable to the Seller in respect of the Business, the Assets or the Employees in respect of the period ending on the Completion Date and all bank and other overdrafts and loans owing by the Seller;

“Excluded Records” means all records which relate solely and exclusively to any Excluded Asset and the statutory books and records of the Seller and any records which the Seller is required by law to retain;

“Goodwill” means the goodwill, custom and connection of the Seller in relation to the Business together with the exclusive right for the Purchaser and its successors and assigns to carry on the Business under the Business Name and respectively to represent itself as carrying on the Business in succession to the Seller;

“Initial Escrow Amount” means €700,000 which comprises part of the Consideration to be paid to the Seller and which is to be lodged into the Escrow Account;

“Intellectual Property” means patents, inventions, know-how, registered and unregistered trade marks and service marks (including any trade, brand or business names and any distinctive smells or sounds used to differentiate the goods and services of the Business), domain names, registered and unregistered designs, design rights, utility models, copyright (including the Business Information and any databases), database rights, sui generis rights, moral rights and topography rights (in each case for the full period thereof and all extensions and renewals thereof), applications for any of the foregoing and the right to apply for any of the foregoing in any part of the world and any similar rights situated in any country;

“Initial Consideration” means €2,850,000 less (i) the Loan Amount and (ii) the Initial Escrow Amount;

“Leases” means the following leases for the Premises:

(i)	Lease dated 31st May 2010 with National University of Ireland, Galway for unit 208; and

(ii)	Lease dated 31st May 2010 with National University of Ireland, Galway for unit 208 (laboratory).

“Liability Period” means the period as and from the Completion Date up to and including the six month anniversary of the Completion Date;

“Loan Amount” means €139,520 which is owed to the Purchaser by the Seller as at the Completion Date;

“Plant” means all plant, equipment and machinery used in connection with the Business being those items particulars of which are set out in Schedule 3;

“Premises” means the premises at which the Business has been conducted by the Seller at 219-220 Business Innovation Centre, NUI Galway, Newcastle Road, Galway,

“Purchaser’s Solicitors” means Mason Hayes+Curran, South Bank House, Barrow Street, Dublin 4, Ireland;

“Records” means the lists of customers, credit reports, if any, price lists, cost records, work tickets, catalogues, advertising and sales databases, historical sales data relating to the Business or any of the Assets other than the Excluded Records;

“Security Interest” means and includes encumbrance, mortgage, charge, assignment for the purpose of security, pledge, lien, right of set-off, retention of title or hypothecation for the purpose, or which has the effect, of granting security interest of any kind whatsoever and any agreement, whether conditional or otherwise, to create any of the foregoing;

“Seller’s Group” means the Seller, its holding company and all subsidiaries or subsidiary undertakings of the Seller or its holding company;

“Seller’s Solicitors” means RDJ Glynn, Aengus House, Long Walk, Galway;

“Set Off Escrow Amount” shall have the meaning ascribed thereto in clause 4.3(b) (v) of this Agreement;

“Specific Indemnities” means the indemnities in clauses 3.2, 6.5, 7.2, 8.2(iv), 8.3(ii), and 9.1 of the Agreement;

“Specific Liability Claim” means a claim by the Purchaser against the Seller pursuant to the Specific Indemnities and/or the Specific Warranties;

“Specific Warranties” means the warranties set out in clause 7.7;

“Stock” means the stock-in-trade of the Business agreed to be purchased at the Completion Date including (without limitation), component parts, together with finished products and packaging and promotional material as described in and by reference to Schedule 5;

“Supplier Contracts” means all those contracts, engagements or orders entered into on or prior to the Completion Date by or on behalf of the Seller for the supply or sale of goods and/or services to the Seller in connection with and in the ordinary course of the Business which at the Completion Date remain to be performed in whole or in part;

“Tax” or “Taxation” means all taxes, levies, duties, imposts, charges and withholdings of any nature whatsoever or wheresoever imposed and all penalties, charges and interest relating thereto;

“Territory” means worldwide;

“Transaction” means the sale and purchase of the Business and Assets pursuant to this Agreement;

“Transfer Regulations” means the European Communities (Protection of Employees on Transfer of Undertakings) Regulations 2003;

“VAT” means Value Added Tax or any similar tax from time to time replacing it or performing a similar fiscal function; and

“Warranties” means the warranties, representations and undertakings set out in clause 7 and Schedule 6.

1.2	The contents of the Schedules form an integral part of this Agreement and any reference to “this Agreement” shall be deemed to include the Schedules.

1.3	Headings are for convenience only and shall not affect the construction or interpretation of this Agreement.

1.4	Any reference to a clause, paragraph or Schedule shall be a reference to a clause, paragraph or Schedule of this Agreement.

1.5
Any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

1.6	A reference to any gender includes all genders and words in the singular include the plural and vice versa.

1.7
Any reference to a person shall be construed so as to include any individual, firm, company, corporation, government, state or agency of a state or any joint venture, association, partnership, works council or employee representative body (whether or not having separate legal personality).

1.8	Any reference to any statute, statutory provisions or to any order or regulation shall be construed as a reference to:

(a) that statute, provision, order or regulation as extended, modified, replaced or re-enacted from time to time (whether before or after the date of this Agreement);

(b) all statutory instruments made under it or deriving validity from it (whether before or after the date of this Agreement);

(c) any statutory instruments made under any enactment to be read and/or construed with any such statute, statutory provisions, order or regulation;

(d) any rules made by competent authorities under or pursuant to a statutory instrument.

save that any changes after the date of this Agreement to any such statute statutory provision, order, regulation or statutory instrument shall not be applicable to the extent that such charge imposes an obligation or increases an obligation on or otherwise adversely affects the rights of the parties.

1.9	Any reference to Ireland does not include Northern Ireland.

1.10	Any reference to any provision of any legislation shall, unless the context clearly indicates to the contrary, be a reference to legislation of Ireland.

1.11
Any statement, warranty or undertaking in this Agreement or the Disclosure Letter which is qualified by the expression “to the best of the knowledge, information and belief of the Seller” or “so far as the Seller is aware” or any similar expression shall be deemed to include a warranty that such statement, warranty or undertaking has been made after due, diligent and careful enquiry.

1.12	“Writing” or any similar expression includes transmission by facsimile or comparable means of communication but excludes email.

1.13
If any action or duty to be taken or performed under any of the provisions of this Agreement would fall to be taken or performed on a day which is not a Business Day, that action or duty shall be taken or performed on the Business Day next following that date.

1.14	All references to time are references to Irish time.

1.15	The parties acknowledge and agree that this Agreement has been jointly drafted by the parties and accordingly it shall not be construed strictly against any party.

2.	AGREEMENT TO SELL AND PURCHASE

2.1	Sale and Purchase of Assets

The Seller, as legal and beneficial owner, shall sell and transfer or procure the sale and transfer and the Purchaser shall purchase, with effect from the Completion Date, the Business as a going concern together with the following assets, free from all Encumbrances:

(I)	THE GOODWILL;

(II)	THE PLANT;

(III)	THE STOCK;

(IV)	THE BUSINESS INTELLECTUAL PROPERTY;

(V)	THE BUSINESS INFORMATION;

(VI)	THE SELLER’S INTEREST IN THE LEASES;AND

(VII)	THE RECORDS;

2.2	Title Passing

Title and risk in each of the Assets will pass to the Purchaser on Completion. Title to all Assets capable of delivery shall pass by delivery.

2.3	Simultaneous Completion

The sale and purchase of each of the Assets is interdependent and shall be completed simultaneously.

3.	ASSETS AND LIABILITIES NOT INCLUDED IN THE SALE

3.1	Excluded Assets

The following are expressly excluded from the sale and purchase of the Business and the Assets:

(I)	ANY RIGHT OF ACTION TO WHICH THE SELLER MAY BE ENTITLED (WHETHER IN CONTRACT, TORT OR OTHERWISE) OTHERWISE THAN PURSUANT TO OR IN CONNECTION WITH THE BUSINESS INTELLECTUAL PROPERTY;

(II)	ALL THE SELLER’S CASH IN HAND OR AT THE BANK OR AT ANY OTHER FINANCIAL INSTITUTION AND ALL CHEQUES AND/OR OTHER PAYMENT INSTRUMENTS;

(III)	THE BUSINESS CONTRACTS;

(IV)	BOOK DEBTS TOGETHER WITH ALL CHEQUES, BILLS, NOTICES AND SECURITIES RECEIVABLE FOR SAME;

(V)	ANY AMOUNT DUE TO THE SELLER OR RECOVERABLE BY THE SELLER IN RESPECT OF TAX RELATING TO THE BUSINESS ATTRIBUTABLE TO PERIODS OR TRANSACTIONS COMPLETED BEFORE THE COMPLETION DATE;

(VI)	THE SELLER’S BOOKS OF ACCOUNTS AND ACCOUNTING RECORDS ALL OF WHICH BOOKS AND RECORDS THE SELLER IS OBLIGED TO RETAIN BY LAW;

(VII)
ALL POLICIES OF INSURANCE AND THE BENEFIT OF ANY AND ALL INSURANCE CLAIMS AND REPAYMENTS ARISING PRIOR TO THE COMPLETION DATE AND/OR IN RESPECT OF PERIODS PRIOR TO COMPLETION IN RELATION TO THE BUSINESS;

(VIII)	ANY STOCK NOT PURCHASED PURSUANT TO THIS AGREEMENT; AND

(IX)	THE EXCLUDED RECORDS.

3.2	Liabilities Excluded

The Excluded Liabilities are expressly excluded from the sale and purchase of Business and Assets. The Purchaser shall not acquire the Excluded Liabilities. Nothing in this Agreement shall pass to the Purchaser, or shall be construed as acceptance by the Purchaser, of any liability, debt or other obligation of the Seller, other than as expressly set out in this Agreement.  Subject to clause 9.2, the Seller shall discharge and shall indemnify the Purchaser in respect of the Excluded Assets and the Excluded Liabilities.

4.	CONSIDERATION

4.1	Total Consideration

The total consideration payable by the Purchaser for the Business and Assets shall be the aggregate of the Initial Consideration, the Initial Escrow Amount, the Loan Amount, and the Deferred Consideration.

4.2	Payment of Consideration

The Consideration shall be allocated as set out below:

(i)	the Goodwill	€1

(ii)	the Plant	€38,231

(iii)	the Stock	€40,000

(iv)	the Business Intellectual Property	€3,071,765

(v)	the Business Information	€1

(vi)	the Seller’s interest in the Leases	€1

(vii)	the Records	€1

Total	€3,150,000

4.3	Adjustment of Deferred Consideration

(I)	ON THE DC DATE, THE PURCHASER SHALL PAY THE DEFERRED CONSIDERATION WHICH SHALL BE ADJUSTED IN ACCORDANCE WITH SCHEDULE 8 AND AS FOLLOWS:

(a)	the Deferred Consideration shall be adjusted upwards by the amount by which the Stock is greater than EUR€40,000 (the “Excess”);

(b)	the Deferred Consideration shall be adjusted downwards by:

(i)	the amount by which the Stock is less than EUR€40,000; and/or

(ii)
the amount of any obligations, liabilities or expenses relating to the Business and/or the Assets during the period prior to Completion which were not discharged by the Seller and which are imposed on the Purchaser during the Liability Period;

 (the aggregate amount hereinafter the “Shortfall”).

For the avoidance of doubt, any costs or expenses incurred by the Purchaser post Completion and which relate to the period after the Completion Date, including but not limited to product development costs, re-branding or relabeling costs, maintenance and prosecution of patents etc., shall not be included in calculating any Shortfall.

(II)	SUBJECT TO PARAGRAPH (V) BELOW, THE PURCHASER SHALL PAY THE EXCESS (IF ANY) TO THE SELLER.

(III)	THE SELLER SHALL ACCOUNT FOR THE SHORTFALL (IF ANY) TO THE PURCHASER IN THE MANNER CONTEMPLATED BY CLAUSE 4.3(B).

(IV)
ANY MONIES DUE FROM THE PURCHASER TO THE SELLER PURSUANT TO CLAUSE 4.3 SHALL BE PAID ON THE DC DATE BY ELECTRONIC TRANSFER. ANY MONIES DUE FROM THE SELLER TO THE PURCHASER PURSUANT TO CLAUSE 4.3 SHALL BE DISCHARGED IN THE MANNER CONTEMPLATED BY CLAUSE 4.3(B).

(V)
THE PURCHASER SHALL BE ENTITLED TO SET OFF AGAINST ANY AMOUNTS OTHERWISE PAYABLE TO THE SELLER PURSUANT TO CLAUSE 4.3(B) AND/OR ANY AMOUNTS DUE BY THE SELLER TO THE PURCHASER UNDER OR BY REASON OF ANY BREACH OF THE TERMS OF THIS AGREEMENT (WHETHER AS UNLIQUIDATED CLAIMS FOR DAMAGES OR NOT) (THE “SET OFF ESCROW CLAIM”) AND THE AMOUNT SO SET OFF (THE “SET OFF ESCROW AMOUNT”) SHALL BE PAID ON THE DC DATE INTO THE ESCROW ACCOUNT PENDING SUCH SET OFF ESCROW CLAIM BEING DETERMINED IN ACCORDANCE WITH THE TERMS OF THE ESCROW DEED.

THE SELLER WILL NOT BE LIABLE FOR ANY SET OFF ESCROW CLAIM UNLESS NOTICE OF IT IS GIVEN IN WRITING BY THE PURCHASER TO THE SELLER WITHIN THE LIABILITY PERIOD PROVIDED THAT ANY CLAIM IF IT HAS NOT PREVIOUSLY BEEN SATISFIED, SETTLED OR WITHDRAWN, BE DEEMED TO HAVE BEEN IRREVOCABLY WITHDRAWN AND BE BARRED AND BE UNENFORCEABLE ON THE EXPIRY OF A PERIOD OF 2 MONTHS FROM THE DATE ON WHICH NOTICE WAS GIVEN UNDER THIS PARAGRAPH UNLESS PROCEEDINGS IN RESPECT THEREOF SHALL HAVE BEEN ISSUED AND SERVED ON THE SELLER.  THE SELLER WILL TO THE EXTENT AVAILABLE PROVIDE BRIEF PARTICULARS OF THE GROUNDS ON WHICH SUCH SET OFF ESCROW CLAIM IS BASED AND THE AMOUNT OF SUCH CLAIM. THE LIABILITY OF THE SELLER (IF ANY) FOR ANY SET OFF ESCROW CLAIM SHALL BE LIMITED IN ACCORDANCE WITH THE PROVISIONS OF CLAUSE 1 OF SCHEDULE 7.

4.4	Method of Payment

The Initial Consideration will be satisfied by the Purchaser at Completion by electronic fund transfer to an account nominated by the Seller. The Initial Escrow Amount will be satisfied by the Purchaser at Completion by electronic fund transfer to the Escrow Account.

4.5	Acknowledgement of Receipt

If the Consideration (or any part thereof) is not paid directly to the Seller, the Seller now authorises the Purchaser to pay the Consideration (or any part thereof) to the Seller's Solicitors whose receipt shall be sufficient evidence of payment and shall operate as a good discharge to the Purchaser who shall not be concerned as to the distribution of the Consideration to the Seller.

4.6	Effect of Claims

The Consideration paid by the Purchaser shall be deemed to be reduced by the amount, if any, paid by the Seller pursuant to:

(I)	A CLAIM OR ANY CLAIM FOR A BREACH OF THE SPECIFIC WARRANTIES;

(II)	A CLAIM FOR BREACH OF ANY OTHER TERMS OF THIS AGREEMENT.

5.	COMPLETION

5.1	Time and Place

Completion of the sale and purchase referred to in clause 2 (and subject to clause 4) shall take place at the offices of the Seller’s Solicitors on the Completion Date.

5.2	Actions of Seller at Completion

At Completion the Seller shall comply with its obligations as set out in Part 1 of Schedule 1.

5.3	Actions of Purchaser at Completion

(I)
AT COMPLETION, THE PURCHASER SHALL PAY THE INITIAL CONSIDERATION AND THE INITIAL ESCROW AMOUNT IN THE MANNER SET OUT IN CLAUSE 4.  AT COMPLETION, THE LOAN AMOUNT SHALL BE DISCHARGED BY THE PURCHASER SETTING OFF THE LOAN AMOUNT AGAINST THE PAYMENT OF THE CONSIDERATION.

(II)	AT COMPLETION, THE PURCHASER SHALL COMPLY WITH ITS OBLIGATIONS AS SET OUT IN PART 2 OF SCHEDULE 1.

5.4	Escrow

On Completion, the Purchaser shall pay the Initial Escrow Amount into the Escrow Account.  The Escrow Amount shall be held in accordance with the Escrow Deed and the terms of this Agreement.

6.	VALUE ADDED TAX

6.1
It is intended that the Business shall be transferred to the Purchaser as a going concern with effect from Completion and that the provisions of Sections 3(5)(b)(iii) and 5(8) of the Value Added Tax Act 1972 shall apply to such transfer and the sale and purchase of the Assets.

6.2	The Purchaser shall promptly following Completion give notice of such transfer to the appropriate office of the Revenue Commissioners.

6.3	The Purchaser undertakes to the Seller that:

(I)	UPON COMPLETION THE BUSINESS WILL BE CARRIED ON BY IT AS A GOING CONCERN AND THE ASSETS WILL BE USED BY IT IN CARRYING ON THE BUSINESS OR A BUSINESS OF THE SAME KIND; AND

(II)
THE PURCHASER IS ALREADY OR WILL AS A RESULT OF SUCH TRANSFER OF THE BUSINESS IMMEDIATELY ON COMPLETION BECOME A TAXABLE PERSON (AS DEFINED IN SECTION 8 OF THE VALUE ADDED TAX ACT 1972) AND THE PURCHASER WARRANTS THAT IT IS DULY REGISTERED FOR VAT.

6.4
The Seller shall account to the Revenue Commissioners for all VAT payable in respect of goods and services supplied or deemed to be supplied by the Seller prior to the Completion Date and all interest payable and penalties attributable to such VAT.

6.5
Subject to clause 9.2, the Seller agrees to fully indemnify and keep indemnified the Purchaser (for itself and as trustee for all other persons allocated with the registration number previously allocated to the Seller) in respect of any VAT payable in relation to goods and services supplied or deemed to be supplied prior to the Completion Date and all interest payable and penalties attributable to such VAT.

6.6
The Purchaser agrees to fully indemnify and keep indemnified the Seller in respect of any VAT payable in relation to goods and services supplied or deemed to be supplied on or after the Completion Date and all interest payable and penalties attributable to such VAT.

7.	WARRANTIES

7.1	General Warranty

The Seller:

(I)	WARRANTS TO THE PURCHASER THAT EACH WARRANTY IS TRUE, ACCURATE AND NOT MISLEADING ON THE COMPLETION DATE EXCEPT TO THE EXTENT DISCLOSED;

(II)	AGREES THAT THE PURCHASER IS ENTERING INTO THIS AGREEMENT IN RELIANCE ON EACH OF THE WARRANTIES AND SPECIFIC WARRANTIES.

7.2	Breach of Warranty

(I)
IF ANY WARRANTY, SPECIFIC WARRANTY OR SPECIFIC INDEMNITY IS BREACHED, THE SELLER SHALL PAY TO THE PURCHASER ON DEMAND ALL REASONABLE COSTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, DAMAGES, LEGAL AND OTHER PROFESSIONAL FEES AND COSTS, PENALTIES, EXPENSES) INCURRED BY THE PURCHASER AS A RESULT OF A  BREACH OR OF THE WARRANTY BEING UNTRUE OR MISLEADING.

(II)
A PAYMENT MADE IN ACCORDANCE WITH A CLAIM OR ANY BREACH OF THE SPECIFIC WARRANTIES AND/OR SPECIFIC INDEMNITIES SHALL INCLUDE ANY AMOUNT NECESSARY TO ENSURE THAT, AFTER ANY TAXATION OF THE PAYMENT, THE PURCHASER IS LEFT WITH THE SAME AMOUNT IT WOULD HAVE HAD IF THE PAYMENT WAS NOT SUBJECT TO TAXATION.

(III)
ALL SUMS PAYABLE BY THE SELLER TO THE PURCHASER FOR BREACH OF ANY OF THE WARRANTIES, SPECIFIC WARRANTIES AND/OR SPECIFIC INDEMNITIES SHALL BE PAID FREE AND CLEAR OF ALL DEDUCTIONS OR WITHHOLDINGS WHATSOEVER, SAVE ONLY AS MAY BE REQUIRED BY LAW.

7.3	Knowledge of Purchaser

Save as Disclosed, no information of which the Purchaser or its agents or advisers has knowledge (actual or constructive or imputed) or which could have been discovered (whether by investigation made by the Purchaser or made on its behalf) will prejudice any claim made by the Purchaser in respect of the Warranties, Specific Warranties or Specific Indemnities or will operate to reduce any amount recoverable in respect of any breach of any of the Warranties, Specific Warranties or Specific Indemnities.

7.4	Claims against the Business

(I)
ANY INFORMATION SUPPLIED BY OR ON BEHALF OF THE BUSINESS, ITS PROFESSIONAL ADVISERS OR EMPLOYEES PRIOR TO COMPLETION TO THE SELLER OR ITS AGENTS, REPRESENTATIVES OR ADVISERS IN CONNECTION WITH THE WARRANTIES, THE SPECIFIC WARRANTIES AND THE DISCLOSURE LETTER AND OTHERWISE IN RELATION TO THE BUSINESS OR ASSETS SHALL NOT BE REGARDED BY THE SELLER AS A REPRESENTATION, WARRANTY OR GUARANTEE OF ITS ACCURACY AND SHALL NOT CONSTITUTE A DEFENCE OR THE BASIS OF ANY CLAIM FOR INDEMNITY OR CONTRIBUTION TO ANY CLAIM BY THE PURCHASER UNDER THIS AGREEMENT.

(II)
FOR THE AVOIDANCE OF DOUBT, THE SELLER WILL NOT MAKE ANY CLAIM AGAINST ANY EMPLOYEE ON WHOM THE SELLER MAY HAVE RELIED BEFORE AGREEING TO ANY TERM OF THIS AGREEMENT OR ANY OF THE DOCUMENTS TO BE EXECUTED OR DELIVERED PURSUANT TO AND IN COMPLIANCE WITH ITS TERMS OR BEFORE MAKING ANY STATEMENT IN THE DISCLOSURE LETTER.

(III)	THE SELLER AGREES THAT ANY EMPLOYEE OR PROFESSIONAL ADVISER MAY RELY ON THE PROVISIONS OF THIS CLAUSE 7.4 ALTHOUGH NOT A PARTY TO THIS AGREEMENT.

7.5	Separate Warranties

Each of the Warranties and Specific Warranties will be construed as a separate warranty and undertaking and will not be limited or restricted by reference to, or inference from, the terms of any other Warranty, Specific Warranty or other term of this Agreement.

7.6	Limitations on Liability

The liability of the Seller (if any) under the Warranties shall be limited in accordance with the provisions of Schedule 7.

7.7	Specific Warranties

(I)	THE SELLER WARRANTS TO, AND UNDERTAKES AND COVENANTS WITH THE PURCHASER AS FOLLOWS:

(a)
the Seller has full power and authority to enter into and perform and to comply with its obligations under this Agreement and any other agreement which it is required to enter into under this Agreement;

(b)
this Agreement constitutes and any such other agreements when executed will constitute valid, legally binding and enforceable obligations on the Seller in accordance with its or their respective terms subject to bankruptcy, insolvency, fraudulent transfer, reorganisation, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and subject to general equity principles; and

(c)
the entry into, performance of or compliance by the Seller with its obligations under this Agreement and any document entered into in accordance with this Agreement does not violate or constitute a default of any agreement or instrument to which it is a party or which is binding on it or over its assets; or result in the existence of, or oblige it to create any security over those assets.

7.8	Application of limitations to Specific Warranties and Specific Indemnities

Except as expressly provided in clause 9.2 and otherwise herein, the Specific Warranties and the Specific Indemnities are not and shall not be qualified or limited in any manner whatsoever by any provision of this Agreement (including without prejudice to the generality of the above the Disclosure Letter or the limitations set out in Schedule 7 of the Agreement) or otherwise.

8.	THE EMPLOYEES

8.1	Transfer Regulations

The parties acknowledge and agree that the sale and purchase pursuant to this Agreement will constitute a relevant transfer for the purposes of the Transfer Regulations and that it will not operate so as to terminate any of the contracts of employment of the Employees and such contracts shall be transferred, without prior approval of the Purchaser, to the Purchaser pursuant to the Transfer Regulations with effect from the Completion Date, subject to such agreements as may be made with such Employees.

8.2	Seller’s Obligations

The Seller undertakes to the Purchaser:

(I)
THAT IT HAS COMPLIED IN ALL MATERIAL RESPECTS UP TO AND INCLUDING THE COMPLETION DATE WITH ALL THE SELLER’S OBLIGATIONS AND THOSE OF ANY OF THEIR PREDECESSORS IN TITLE (WHETHER ARISING UNDER COMMON LAW, STATUTE, EQUITY OR OTHERWISE) UNDER OR IN CONNECTION WITH THE  EMPLOYMENT OF THE EMPLOYEES;

(II)
THAT IT HAS PAID TO THE EMPLOYEES ALL SUMS TO WHICH THEY ARE ENTITLED UP TO AND INCLUDING THE COMPLETION DATE (WHETHER ARISING UNDER COMMON LAW, STATUTE, EQUITY OR OTHERWISE) INCLUDING, WITHOUT LIMITATION, ALL WAGES AND SALARIES, SICK PAY, MATERNITY PAY, ANY LIABILITY TO TAXATION, ACCRUED HOLIDAY PAY, EXPENSES, ACCRUED BONUS, COMMISSION AND OTHER SUMS PAYABLE IN RESPECT OF ANY PERIOD UP TO THE COMPLETION DATE, TO INCLUDE, FOR THE AVOIDANCE OF DOUBT, ALL RETROSPECTIVE REMUNERATION INCREASES PAID ON THE RECOMMENDATION OF THE LABOUR COURT, THE LABOUR CONCILIATION COMMISSION OR SIMILAR AUTHORITY IN SO FAR AS SUCH RETROSPECTIVE INCREASES RELATE TO PERIODS PRIOR TO THE COMPLETION DATE, IRRESPECTIVE OF WHETHER SUCH RECOMMENDATION WAS MADE PRIOR TO OR AFTER THE COMPLETION DATE, ONCE IT RELATES TO A PERIOD OR PERIODS PRIOR TO THE COMPLETION DATE. FOR THE AVOIDANCE OF DOUBT, IF SUCH A RECOMMENDATION REFERS TO A PERIOD BOTH PRIOR TO AND AFTER THE COMPLETION DATE, THE SELLER WILL BE RESPONSIBLE TO PAY ALL SUMS IN RESPECT OF THE PERIOD PRIOR TO COMPLETION AND THE PURCHASER SHALL BE RESPONSIBLE FOR THE PERIOD POST THE COMPLETION DATE;

(III)
THAT IT HAS COMPLIED UP TO AND INCLUDING THE COMPLETION DATE IN ALL RESPECTS WITH THE TRANSFER REGULATIONS AND IN PARTICULAR THE OBLIGATIONS TO NOTIFY AND CONSULT WITH EMPLOYEES AND/OR THEIR REPRESENTATIVES;

(IV)
SUBJECT TO CLAUSE 9.2, FULLY TO INDEMNIFY AND KEEP INDEMNIFIED THE PURCHASER  AGAINST ALL LOSSES, DAMAGES, COSTS, ACTIONS, AWARDS, PENALTIES, FINES, PROCEEDINGS, CLAIMS, DEMANDS, LIABILITIES (INCLUDING WITHOUT LIMITATION ANY LIABILITY TO TAX), AND EXPENSES (INCLUDING, WITHOUT LIMITATION, LEGAL AND OTHER PROFESSIONAL FEES AND EXPENSES TO THE EXTENT REASONABLY INCURRED) WHICH THE PURCHASER MAY SUFFER, SUSTAIN, INCUR, PAY OR BE PUT TO BY REASON OR ON ACCOUNT OF OR ARISING FROM:

(a)	any failure by the Seller to comply with its obligations under clauses 8.2.(i) to 8.2.(iii) (inclusive);

(b)	any claim or other legal recourse by all or any of the Employees in respect of any fact or matter concerning or arising from employment with the Seller prior to the Completion Date;

(c)
any claim or other recourse by any trade union or staff association recognised by the Seller or employee representatives in respect of all or any of the Employees arising from or connected with the failure by the Seller at any time prior to Completion to comply with its legal obligations to such trade union or staff association or employee representatives;

(d)
the employment or termination of employment of any agent or contractor or employee of the Seller (other than the Employees) whose employment is transferred to the Purchaser by the Transfer Regulations;

(e)	the interests of Employees and of persons no longer employed in the Business and their respective dependants at the Completion Date in respect of:

(i)
rights accrued to the Completion Date conferring on those persons immediate or prospective entitlement to old age benefits, including survivors’ benefits, under a supplementary company pension scheme that is an occupational pension scheme within the meaning of the Pensions Acts 1990 to 2004 not being protected as required under those Acts; and

(ii)
rights accrued to the Completion Date conferring on those persons immediate or prospective entitlement to old age benefits, including survivors’ benefits under a supplementary company pension scheme other than a supplementary pension scheme that is an occupational pension scheme within the meaning of the Pensions Acts 1990 to 2004;

(iii)
any retirement and/or risk benefit rights accrued to the Completion Date which are not old-age, including survivor’s benefits, under a supplementary company or inter-company pension schemes within the meaning of Article 3(3) of Council Directive 77/187/EEC of 14 February 1977 or the European Communities (Protection of Employees on Transfer of Undertakings) Regulations 2003.

8.3	Remedy

If any contract of employment or collective agreement not Disclosed to the Purchaser shall have effect as if originally made between the Purchaser and any of the Employees or a trade union as a result of the provisions of the Transfer Regulations:

(I)	THE PURCHASER SHALL, UPON BECOMING AWARE OF THE APPLICATION OF THE TRANSFER REGULATIONS TO ANY SUCH CONTRACT OF EMPLOYMENT OR COLLECTIVE AGREEMENT, INFORM THE SELLER FORTHWITH; AND

(II)
SUBJECT TO CLAUSE 9.2, THE SELLER SHALL INDEMNIFY AND SHALL KEEP INDEMNIFIED THE PURCHASER AGAINST ALL LOSSES, DAMAGES, COSTS, ACTIONS, PROCEEDINGS, CLAIMS, DEMANDS, LIABILITIES (INCLUDING, WITHOUT LIMITATION, ANY LIABILITY TO TAXATION) AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE LEGAL AND OTHER PROFESSIONAL FEES AND EXPENSES) WHICH THE PURCHASER MAY SUFFER, INCUR, SUSTAIN, PAY OR BE PUT TO BY REASON OR ON ACCOUNT OF OR ARISING OUT OF SUCH TERMINATION OR ARISING FROM SUCH CONTRACTS OF EMPLOYMENT OR COLLECTIVE PROVIDED THAT:

(a)	the Purchaser shall consult with the Seller in good faith as to any appropriate steps in relation to such contract of employment or collective arrangement; and

(b)
the Seller shall have the conduct of any proceedings for redundancy, unfair or wrongful dismissal or otherwise in respect of the termination of any such contract of employment or collective arrangement and the Purchaser shall provide reasonable cooperation to the Seller (and the Seller shall indemnify the Purchaser against all cost incurred by it in connection with such cooperation) in defending, responding to or appealing against such proceedings and will use all reasonable efforts to produce witnesses and documentary evidence required for the conduct of such proceedings.

8.4	Information and Documents

(I)
THE SELLER WILL, AT ANY TIME DURING THE LIABILITY PERIOD, UPON REQUEST BY THE PURCHASER AND AT THE SELLER’S EXPENSE, (TO THE EXTENT NOT COMPRISED ON THE RECORDS) PROVIDE TO THE PURCHASER SUCH INFORMATION OR DOCUMENTS IN THE SELLER’S POSSESSION AS THE PURCHASERS MAY REASONABLY REQUIRE RELATING TO THE TERMS AND CONDITIONS OF EMPLOYMENT, PENSION AND LIFE ASSURANCE ARRANGEMENTS, ENTITLEMENTS OR REASONABLE EXPECTATIONS ON REDUNDANCY, HEALTH, WELFARE OR ANY OTHER MATTER CONCERNING ANY OF THE EMPLOYEES OR RELATING TO COLLECTIVE AGREEMENTS, OR COLLECTIVE OR INDIVIDUAL GRIEVANCES IN THE PERIOD PRIOR TO COMPLETION.

(II)
THE PURCHASER SHALL FULLY INDEMNIFY AND KEEP INDEMNIFIED THE SELLER AGAINST ALL LOSSES, DAMAGES, COSTS, ACTIONS, AWARDS, PENALTIES, FINES, PROCEEDINGS, CLAIMS, DEMANDS, LIABILITIES (INCLUDING WITHOUT LIMITATION ANY LIABILITY TO TAX), AND EXPENSES (INCLUDING, WITHOUT LIMITATION, LEGAL AND OTHER PROFESSIONAL FEES AND EXPENSES TO THE EXTENT REASONABLY INCURRED) WHICH THE SELLER MAY SUFFER, SUSTAIN, INCUR, PAY OR BE PUT TO BY REASON OR ON ACCOUNT OF OR ARISING FROM ANY CLAIM OR OTHER LEGAL RECOURSE BY ALL OR ANY OF THE EMPLOYEES IN RESPECT OF ANY FACT OR MATTER CONCERNING OR ARISING FROM EMPLOYMENT WITH THE SELLER AFTER THE COMPLETION DATE.

THE PURCHASER WILL NOT BE LIABLE FOR ANY CLAIM PURSUANT TO THIS CLAUSE 8.4(II) UNLESS NOTICE OF IT IS GIVEN IN WRITING BY THE SELLER TO THE PURCHASER WITHIN THE LIABILITY PERIOD PROVIDED THAT ANY CLAIM IF IT HAS NOT PREVIOUSLY BEEN SATISFIED, SETTLED OR WITHDRAWN, BE DEEMED TO HAVE BEEN IRREVOCABLY WITHDRAWN AND BE BARRED AND BE UNENFORCEABLE ON THE EXPIRY OF A PERIOD OF 2 MONTHS FROM THE DATE ON WHICH NOTICE WAS GIVEN UNDER THIS PARAGRAPH UNLESS PROCEEDINGS IN RESPECT THEREOF SHALL HAVE BEEN ISSUED AND SERVED ON THE PURCHASER.  THE SELLER WILL TO THE EXTENT AVAILABLE PROVIDE BRIEF PARTICULARS OF THE GROUNDS ON WHICH SUCH CLAIM IS BASED AND THE AMOUNT OF SUCH CLAIM.

9.	INDEMNITY

9.1
In addition to the other provisions of this Agreement, the Seller shall, subject to clause 9.2, indemnify and keep indemnified the Purchaser and its officers, directors and agents, on demand in full against any and all losses, costs, expenses, awards, liabilities, damages, or monies incurred by or sustained by or against any of them with respect to or arising directly or indirectly out of:

(I)	ANY LIABILITY ARISING FROM THE TERMINATION OF ANY AND ALL OF THE BUSINESS CONTRACTS; AND

(II)
ANY LIABILITY ARISING FROM ANY PRODUCTS SOLD BY THE SELLER PRIOR TO THE COMPLETION DATE TO THE EXTENT THAT SUCH LIABILITY IS NOT DISCHARGED BY THE RUN OFF INSURANCE MAINTAINED IN ACCORDANCE WITH CLAUSE 9.3.

9.2
The Seller will not be liable for any Specific Liability Claim unless notice of it is given in writing by the Purchaser to the Seller within the Liability Period provided that any claim if it has not previously been satisfied, settled or withdrawn, be deemed to have been irrevocably withdrawn and be barred and be unenforceable on the expiry of a period of 2 months from the date on which notice was given under this paragraph unless proceedings in respect thereof shall have been issued and served on the Seller.  The Seller will to the extent available provide brief particulars of the grounds on which such Specific Liability Claim is based and the amount of such claim. The liability of the Seller (if any) for any Specific Liability Claim shall be limited in accordance with the provisions of clause 1 of Schedule 7.

9.3
The Seller undertakes to the Purchaser to procure run-off insurance giving adequate cover against product liability and undertakes to name the Purchaser as an additional beneficiary of such insurance which insurance will be purchased for a period of 3 years commencing on Completion and neither the Seller nor the Purchaser shall give notice to the insurance company terminating the policy during that period.

9.4	The Purchaser warrants to the Seller that as at the Completion Date:

(I)
THE PURCHASER HAS FULL POWER AND AUTHORITY TO ENTER INTO AND PERFORM AND TO COMPLY WITH ITS OBLIGATIONS UNDER THIS AGREEMENT AND ANY OTHER AGREEMENT WHICH IT IS REQUIRED TO ENTER INTO UNDER THIS AGREEMENT;

(II)
THIS AGREEMENT CONSTITUTES AND ANY SUCH OTHER AGREEMENTS WHEN EXECUTED IN CONNECTION HEREWITH WILL CONSTITUTE VALID, LEGALLY BINDING AND ENFORCEABLE OBLIGATIONS ON THE PURCHASER IN ACCORDANCE WITH ITS OR THEIR RESPECTIVE TERMS SUBJECT TO BANKRUPTCY, INSOLVENCY, FRAUDULENT TRANSFER, REORGANISATION, MORATORIUM AND SIMILAR LAWS OF GENERAL APPLICABILITY RELATING TO OR AFFECTING CREDITORS’ RIGHTS AND SUBJECT TO GENERAL EQUITY PRINCIPLES; AND

(III)
THE ENTRY INTO, PERFORMANCE OF OR COMPLIANCE BY THE PURCHASER WITH ITS OBLIGATIONS UNDER THIS AGREEMENT AND ANY DOCUMENT ENTERED INTO IN ACCORDANCE WITH THIS AGREEMENT DOES NOT VIOLATE OR CONSTITUTE A DEFAULT OF ANY AGREEMENT OR INSTRUMENT TO WHICH IT IS A PARTY OR WHICH IS BINDING ON IT OR OVER ITS ASSETS.

9.5
The Purchaser shall indemnify and keep indemnified the Seller and its officers, directors and agents, on demand in full against any and all losses, costs, expenses, awards, liabilities, damages, or monies incurred by or sustained by or against any of them with respect to or arising directly or indirectly from any products sold by the Purchaser after the Completion Date to the extent that such liability is not discharged by any insurance maintained by the Purchaser.

THE PURCHASER WILL NOT BE LIABLE FOR ANY CLAIM PURSUANT TO THIS CLAUSE 9.5 UNLESS NOTICE OF IT IS GIVEN IN WRITING BY THE SELLER TO THE PURCHASER WITHIN THE LIABILITY PERIOD PROVIDED THAT ANY CLAIM IF IT HAS NOT PREVIOUSLY BEEN SATISFIED, SETTLED OR WITHDRAWN, BE DEEMED TO HAVE BEEN IRREVOCABLY WITHDRAWN AND BE BARRED AND BE UNENFORCEABLE ON THE EXPIRY OF A PERIOD OF 2 MONTHS FROM THE DATE ON WHICH NOTICE WAS GIVEN UNDER THIS PARAGRAPH UNLESS PROCEEDINGS IN RESPECT THEREOF SHALL HAVE BEEN ISSUED AND SERVED ON THE PURCHASER.  THE SELLER WILL TO THE EXTENT AVAILABLE PROVIDE BRIEF PARTICULARS OF THE GROUNDS ON WHICH SUCH CLAIM IS BASED AND THE AMOUNT OF SUCH CLAIM.

10.	PREMISES

10.1	Arrangements for the Premises

At Completion, the Leases will be assigned from the Seller to the Purchaser and the Purchaser shall satisfy and discharge all liabilities and obligations whatsoever relating thereto as and from the Completion Date.

11.	OBLIGATIONS OF THE SELLER AND PURCHASER AFTER COMPLETION

11.1
The Seller undertakes during the Liability Period as soon as reasonably practicable to pass to the Purchaser upon receipt any orders or enquiries in relation to the Business which it or a member of the Seller’s Group may receive at any time after Completion.

11.2
All correspondence, information, orders, enquiries and other documentation and items relating to or connected with the Business or the Assets received by the Seller or by any member of the Seller’s Group on or after Completion but during the Liability Period shall be as soon as reasonably practicable passed to the Purchaser.

11.3
The Seller shall indemnify and keep indemnified the Purchaser in full any and all losses, costs, expenses, awards, liabilities, damages, or monies incurred by or sustained by or against any of them as a direct or indirect result of the Seller’s failure to terminate the Aidan Mulloy Agreement and/or the Dr Khan Agreement or any Encumbrance affecting the Business Intellectual Property arising from the Aidan Mulloy Agreement and/or the Dr Khan Agreement.  This clause 11.3 shall not be qualified or limited in any manner whatsoever by any provision of this Agreement (including without prejudice to the generality of the foregoing the Disclosure Letter or any warranty limitations).

11.4
The Seller irrevocably and unconditionally covenants to the Purchaser that it shall, as soon as possible after the date hereof, pay the stamp duty liability on the Leases and any penalties and/or interest thereon.  The Seller shall indemnify and keep indemnified the Purchaser and its officers, directors and agents in full any and all losses, costs, expenses, awards, liabilities, damages, or monies incurred by or sustained by or against any of them as a direct or indirect result of the Seller’s failure to pay such stamp duty liability and any penalties and/or interest thereon.  This clause 11.4 shall not be qualified or limited in any manner whatsoever by any provision of this Agreement (including without prejudice to the generality of the foregoing the Disclosure Letter or any warranty limitations).

12.	CONFIDENTIALITY

12.1	Seller’s Obligations

The Seller undertakes to keep confidential and not at any time to disclose or make known to anyone whatsoever or use for their own or any other person’s benefit all Business Information, except as may be required by any legal or regulatory authority to which the Seller is subject.

12.2	Documents and Records

The Seller shall at Completion deliver up to the Purchaser or as the Purchaser may direct all records, papers and documents in its possession or under its control which contain Business Information, including, without limitation, all records, papers and documents relating to Tax, the Computer System, the Computer Contracts, Employees and employment matters and relevant to the Business other than the Excluded Records.

12.3	Purchaser’s Obligations

The Purchaser shall keep confidential and not disclose or make known to any third party whatsoever nor use for its or any other person’s benefit any Business Information which may have been disclosed to the Purchaser or which may otherwise have come to the attention of the Seller and which relates to the business or affairs of the Seller or any company in the Seller’s Group, except as may be required by any legal or regulatory authority to which the Purchaser is subject.

12.4	Exceptions

The obligations imposed by the provisions of sub-clause 12.3 shall not apply to the extent that the Business Information in question:

(I)	IS OR COMES INTO THE PUBLIC DOMAIN WITHOUT FAULT ON THE PART OF THE PARTY TO WHOM THE SAME WAS DISCLOSED, OR TO WHOSE ATTENTION THE SAME HAS COME;

(II)	WAS ALREADY KNOWN TO THE RELEVANT PARTY AT THE TIME THE SAME, WAS DISCLOSED TO IT OR CAME TO ITS ATTENTION; OR

(III)	HAS BEEN LAWFULLY DISCLOSED TO THE RELEVANT PARTY BY A THIRD PARTY.

13.	RESTRICTIVE COVENANTS

13.1	Seller’s Obligations

The Seller covenants with the Purchaser that it will not and will procure that no company or entity within the Seller’s Group from time to time will either on its or their own account or in conjunction with or on behalf of any person or persons whether directly or indirectly for the period of:

(I)
2 YEARS FROM COMPLETION, SUPPLY PRODUCTS OR PROVIDE SERVICES IN THE TERRITORY FOR ANY PERSON, FIRM OR COMPANY WHO OR WHICH WAS EITHER AT COMPLETION OR DURING THE PERIOD OF 12 MONTHS PRIOR TO COMPLETION A CLIENT OR CUSTOMER OF THE BUSINESS WHERE SUCH GOODS OR SERVICES ARE THE SAME AS OR COMPETE WITH PRODUCTS SOLD OR SERVICES PROVIDED BY THE BUSINESS TO THAT PERSON, FIRM OR COMPANY AT OR DURING THE PERIOD OF 12 MONTHS PRIOR TO COMPLETION;

(II)
2 YEARS FROM COMPLETION, SOLICIT OR ENDEAVOUR TO SOLICIT THE CUSTOM IN THE TERRITORY OF ANY PERSON, FIRM OR COMPANY WHO OR WHICH WAS EITHER AT COMPLETION OR DURING THE PERIOD OF 12 MONTHS PRIOR TO COMPLETION HAD BEEN A CLIENT OR CUSTOMER OF THE BUSINESS, FOR THE SUPPLY OF PRODUCTS OR THE PROVISION OF SERVICES WHICH ARE THE SAME AS OR COMPETE WITH THOSE PRODUCTS SOLD OR SERVICES PROVIDED BY THE BUSINESS TO THAT PERSON, FIRM OR COMPANY AT OR DURING THE PERIOD OF 12 MONTHS PRIOR TO COMPLETION;

(III)
2 YEARS FROM COMPLETION SOLICIT OR ENTICE AWAY OR ENDEAVOUR TO SOLICIT OR ENTICE AWAY FROM THE BUSINESS ANY OFFICER, MANAGER, SERVANT OR OTHER EMPLOYEE WHO WAS EITHER AT COMPLETION OR DURING THE PERIOD OF SIX MONTHS PRIOR TO COMPLETION ENGAGED IN THE BUSINESS WHETHER OR NOT SUCH PERSON WOULD COMMIT A BREACH OF HIS CONTRACT OF EMPLOYMENT BY REASON OF LEAVING SERVICE; OR

(IV)
2 YEARS FROM COMPLETION, CARRY ON OR BE ENGAGED, CONCERNED OR INTERESTED IN THE TERRITORY IN THE BUSINESS AND ANY BUSINESS WHICH COMPETES WITH THE BUSINESS AS THE SAME WAS CARRIED ON AT COMPLETION (OTHER THAN AS A HOLDER OF SECURITIES LISTED ON A RECOGNISED STOCK EXCHANGE OR PROVIDED THAT SUCH HOLDING SHALL NOT EXCEED 5% OF THE CLASS OF SECURITIES OF WHICH THE SAID HOLDING FORMS PART).

14.	APPORTIONMENTS

14.1
All rents, rent charges, rates, insurance premiums, gas, water, electricity and telephone charges, royalties and other outgoings of an equivalent nature relating to or payable or accruing in respect of the Assets and incidental to the running of the Business prior to Completion shall be borne by the Seller and thereafter (as to the extent otherwise provided in this Agreement) be borne by the Purchaser and all rents and other periodical payments receivable or accruing in respect of the Business prior to Completion shall belong to the Seller and thereafter shall belong to the Purchaser.  Save to the extent specifically provided otherwise in this Agreement, those outgoings and amounts receivable shall, if necessary, be apportioned on a time basis provided that all outgoings specifically referable to the extent of the use of any Assets or rights shall be apportioned according to the extent of such use.

14.2
All salaries, wages and other emoluments and all contributions for which the Seller (or, after Completion, the Purchaser) is liable as an employer in respect of any Employee under any contractual or statutory obligation (including all income tax deductible under PAYE for which the Seller is accountable, social insurance contributions and all other normal employment costs in respect of the Employees) shall be borne by the Seller prior to Completion and by the Purchaser thereafter and shall if necessary be apportioned on a time basis.

14.3
Sums payable or receivable periodically shall be apportioned by charging or allowing for any payment period entirely attributable to one party, the whole of the instalment payable or receivable for that period or for any part of a payment period, a proportion on an appropriate basis in accordance with Clause 14.1.

14.4	Each of the parties shall promptly account to the other for monies actually received by such party which belong to the other.

15.	GUARANTEE

As further consideration for the Seller entering into this Agreement, the Guarantor hereby unconditionally and irrevocably guarantees to the Seller the payment by the Purchaser of the Deferred Consideration.  If the Purchaser shall fail to punctually pay the Deferred Consideration, the Guarantor shall forthwith procure the same to be paid.

15.1	Guarantee of Performance

The Guarantor agrees that the Seller shall be entitled to enforce this section 15 as if the Guarantor were a primary obligor and without making any demand on or taking proceedings against the Purchaser and shall not be required before enforcing this clause 15 to pursue, execute, utilise or exhaust any other right, remedy or security which it may have.

15.2	Bankruptcy and Liquidation

This clause 15 shall not be affected by the bankruptcy, liquidation or dissolution of the Purchaser, the appointment of a receiver over the undertaking, property or assets of the Purchaser, the appointment of an examiner in respect of the Purchaser or by any circumstances affecting the obligation of the Purchaser to meet its liability or by any alteration in any constitution of the Purchaser or by reason of any change in the interest of the Guarantor in the Purchaser. In the event of any such matters or other act or event in consequence of which the Purchaser loses its separate legal identity, the Guarantor shall become liable for the Deferred Consideration as if it were a primary obligor.

15.3	Discharge

This clause 15 shall not be affected or impaired by reason of any fact or event (whether similar to any of the foregoing or not) which in the absence of this provision would or might constitute or afford a legal or equitable discharge or release of or a defence to a guarantee (other than an express written release by the Seller of the Guarantor’s obligation).

16.	ANNOUNCEMENTS

16.1	No Announcements

Subject to clause 16.2, no announcement, communication or circular (“Announcement”) concerning the transactions contemplated by this Agreement or any ancillary matter shall be made by any party or at the request or on behalf of any party without the prior written approval of the other of the content and timing of that Announcement.

16.2	Announcements required by law

(I)	ANY PARTY MAY MAKE AN ANNOUNCEMENT CONCERNING THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY ANCILLARY MATTER IF REQUIRED BY:

(a)	the law of any relevant jurisdiction; or

(b)	any securities exchange or regulatory or Governmental body to which any party is subject or submits, wherever situated, whether or not the requirement has the force of law;

in which case the party concerned shall take all steps as may be reasonable and practicable in the circumstances to agree the contents of the Announcement with the other party before making the Announcement and provided that the Announcement shall be made only after notice to the other party.

16.3	No limit in time

The restrictions contained in this clause shall continue to apply without limit in time.

17.	NOTICES

17.1	Mode of service

(I)
NOTICES AND OTHER COMMUNICATIONS TO ANY PARTY TO THIS AGREEMENT REQUIRED OR PERMITTED UNDER THIS AGREEMENT OR ANY PROCEEDINGS RELATING TO THIS AGREEMENT SHALL BE IN WRITING AND WILL BE SUFFICIENTLY SERVED:

(a)	if delivered by hand, or

(b)	if sent by fax, or

(c)	if sent by prepaid registered post,

to the address specified below in this clause or to any other address as is from time to time notified to the other party in accordance with the provisions of this clause:

Name	Address	Facsimile No.

Zerusa Limited	219-220 Business Innovation Centre, NUI Galway, Newcastle Road, Galway, Ireland	+353 91 861 612

Vascular Solutions Zerusa Limited	219 Business Innovation Centre, NUI Galway, Newcastle Road, Galway, Ireland

Vascular Solutions, Inc.	6464 Sycamore Court, Minneapolis, Minnesota, 55369, USA

17.2	Time of service

(I)	ANY NOTICE OR COMMUNICATION SHALL BE DEEMED TO HAVE BEEN SERVED:

(a)	if delivered by hand, on delivery;

(b)	if sent by fax, when the sender's facsimile machine issues confirmation that the relevant pages have been transmitted to the recipient's facsimile machine;

(c)	if sent by pre-paid registered post, on the third Business Day after the date of posting;

provided that, if in accordance with the above provisions, any notice or communication is delivered by hand or received by facsimile outside Working Hours on any day, that notice or communication shall be deemed to have been served at the start of Working Hours on the next Business Day.

17.3	Confirmation of Service

Each person giving a notice or making a communication under this Agreement by facsimile may promptly confirm the notice or communication by post to the person to whom the notice or communication was addressed but the absence of any confirmation shall not affect the validity of the notice or communication or the time upon which it is deemed to have been served.

18.	GENERAL

18.1	Further assurance

The Seller shall, (and shall procure to the extent within its reasonable control that any other necessary party shall) during the Liability Period promptly execute all documents and do all things as the Purchaser may reasonably require from time to time in order to perfect the right, title and interest of the Purchaser to the Business and Assets or as otherwise may be necessary or desirable in order to grant to the Purchaser the full benefit and effect of this Agreement.

18.2	Costs and Expenses

EACH PARTY SHALL BEAR ANY COSTS, FEES OR EXPENSES INCURRED BY IT IN CONNECTION WITH THE PREPARATION, NEGOTIATION, ENTERING INTO OF THIS AGREEMENT AND THE DOCUMENTS REFERRED TO IN IT.

18.3	Successors and Assigns

(I)	THIS AGREEMENT IS PERSONAL TO THE PURCHASER AND THE SELLER AND SHALL NOT BE ASSIGNABLE IN WHOLE OR IN PART BY EITHER PARTY WITHOUT THE PRIOR WRITTEN CONSENT OF THE OTHER PARTY.

(II)	THIS AGREEMENT SHALL ENURE TO THE BENEFIT OF AND BE BINDING UPON THE PARTIES AND THEIR RESPECTIVE SUCCESSORS, PERSONAL REPRESENTATIVES AND PERMITTED ASSIGNS.

18.4	Counterparts

This Agreement may be executed in any number of counterparts and by the different parties on separate counterpart, each of which when executed shall constitute an original, all the counterparts together constituting the same agreement.  No counterpart shall be effective until each party has executed at least one counterpart.

18.5	Waiver

(I)
ANY WAIVER OF ANY RIGHT UNDER THIS AGREEMENT IS ONLY EFFECTIVE IF IT IS IN WRITING AND IT APPLIES ONLY TO THE PARTY TO WHOM THE WAIVER IS ADDRESSED AND TO THE CIRCUMSTANCES FOR WHICH IT IS GIVEN AND SHALL NOT PREVENT THE PARTY WHO HAS GIVEN THE WAIVER FROM SUBSEQUENTLY RELYING ON THE PROVISION IT HAS WAIVED.

(II)
ANY FAILURE OR DELAY BY ANY PARTY IN EXERCISING ANY RIGHT OR REMEDY UNDER THIS AGREEMENT OR BY LAW SHALL NOT CONSTITUTE A WAIVER OF THAT RIGHT OR REMEDY AND SHALL NOT PREVENT ANY FUTURE EXERCISE OF THAT RIGHT OR REMEDY IN WHOLE OR IN PART.

(III)	A PARTY THAT EXERCISES IN WHOLE OR IN PART ANY RIGHT AND REMEDY PROVIDED UNDER THIS AGREEMENT OR BY LAW IS NOT PRECLUDED OR RESTRICTED FROM THE FURTHER EXERCISE OF THAT OR ANY OTHER RIGHT OR REMEDY.

(IV)
ANY REMEDY OR RIGHT CONFERRED UPON ANY PARTY FOR BREACH OF THIS AGREEMENT SHALL BE IN ADDITION TO AND WITHOUT PREJUDICE TO ALL OTHER RIGHTS AND REMEDIES AVAILABLE TO IT WHETHER PURSUANT TO THIS AGREEMENT OR PROVIDED FOR BY LAW.

18.6	Severance

(I)
EACH OF THE PROVISIONS OF THIS AGREEMENT (AND EACH PART OF EACH PROVISION) IS SEPARATE AND SEVERABLE AND ENFORCEABLE ACCORDINGLY AND IF AT ANY TIME ANY PROVISION (OR PART OF A PROVISION) IS ADJUDGED BY ANY COURT OR ADMINISTRATIVE BODY OF COMPETENT JURISDICTION TO BE VOID OR UNENFORCEABLE, THE VALIDITY, LEGALITY AND ENFORCEABILITY OF THE REMAINING PROVISIONS OF THIS AGREEMENT OR THE REMAINDER OF THAT PROVISION OR OF THAT PROVISION IN ANY OTHER JURISDICTION SHALL NOT IN ANY WAY BE AFFECTED OR IMPAIRED BY THAT JUDGMENT.

(II)
IF ANY PROVISION OF THIS AGREEMENT (OR PART OF A PROVISION) TRANSPIRES NOT TO BE ENFORCEABLE AGAINST ANY OF THE PARTIES, THAT NON-ENFORCEABILITY SHALL NOT RENDER THAT PROVISION UNENFORCEABLE AGAINST ANY OTHER PARTY.

(III)
IF ANY INVALID, UNENFORCEABLE OR ILLEGAL PROVISION WOULD BE VALID, ENFORCEABLE OR LEGAL IF SOME PART OF IT WOULD BE DELETED, THE PROVISION SHALL APPLY WITH WHATEVER MODIFICATION IS NECESSARY TO GIVE EFFECT TO THE COMMERCIAL INTENTION OF THE PARTIES AND THE PARTIES CONSENT TO A COURT OF COMPETENT JURISDICTION GIVING EFFECT TO A PROVISION IN SUCH MODIFIED FORM AS MAY BE DECIDED BY THAT COURT.

18.7	Variation

Any variation of this Agreement shall be in Writing and signed by or on behalf of all the parties.

18.8	Whole Agreement

This Agreement and any documents referred to in it constitute the whole agreement between the parties in relation to the transactions provided for in this Agreement and supersede all previous agreements, arrangements and understandings (if any) between the parties in respect of those matters. Nothing in this clause shall limit or exclude any liability for fraud.

18.9	Survival of Obligations

The provisions of this Agreement which have not been performed on Completion shall remain in full force after Completion.  The Warranties and Specific Warranties shall not in any respect be extinguished or affected by Completion.

18.10	Law and Jurisdiction

(I)	THIS AGREEMENT AND ANY DISPUTE ARISING FROM IT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF IRELAND.

(II)	EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF IRELAND FOR ANY OF THE PURPOSES OF THIS AGREEMENT.

IN WITNESS of which the parties have executed this Agreement as a deed under seal on the date specified on the first page on the date stated at the beginning of it.

Schedule 1

Completion Obligations

Part 1

Seller’s Obligations at Completion

At Completion the Seller shall comply with the following obligations and shall deliver to the Purchaser:

1.	Authorisations

1.1	evidence of the approval of the shareholders of the Seller by way of ordinary resolution approving the disposal of their Business;

1.2
a copy of a resolution(s) of the board of directors of the Seller authorising the execution of the performance by the Seller of its obligations under this Agreement and each of the documents to be executed by it endorsed with a certificate by the company secretary of the Seller that such copy resolution(s) are a true and accurate record of the resolutions passed and that the authority conferred remains valid and outstanding as at Completion;

2.	Assets

2.1	physical possession of all the Assets, free from Encumbrances, capable of passing by delivery with the intent that title in such Assets shall pass by and upon such delivery;

3.	Documents

3.1	the Records;

3.2	all documents of title and certificates for the lawful operation and use of, and all service documents pertaining to the Plant and the Stock in the possession of the Seller;

3.3
all documents of title, certificates, deeds, licences, agreements and other documents relating to the Business Intellectual Property and all manuals, drawings, plans, documents and other materials and media in the possession of the Seller on which the Business Information is recorded;

3.4	all appropriate records relevant to VAT payable in respect of the Business and/or claimable in respect of the Business;

3.5	all pensions, PRSI and PAYE records fully completed in respect of the Employees and any other documentation in respect of the Employees obliged to be kept by law;

4.	Property

4.1	executed assignment agreement of the Leases in the Agreed Form relating to the Premises;

5.	Consents

5.1	any waivers or consents required to enable the Purchaser to be registered as the owner of the Business or Assets or any of them;

5.2
evidence in a manner satisfactory to the Purchaser that applications to record the transfer to the Purchaser of such of the Business Intellectual Property as is currently registered in the name of the Seller have been duly lodged by the relevant party for registration at the relevant patents offices and all costs and expenses incurred shall be a matter for the Purchaser’s account;

6.	Miscellaneous

6.1	Written confirmation from the auditors of the Seller that a clearance certificate under Section 980 of the Taxes Consolidation Act 1997 is not required for the sale of the Business and the Assets1;

6.2	The Seller shall execute and deliver

(a)	the Disclosure Letter,

(b)	the Deed of Assignment of Goodwill,

(c)	the Deed of Assignment of Business Intellectual Property

(d)	the Escrow Agreement.

_____________________
  1 To confirm with FGS.

Part 2

Purchaser’s Obligations at Completion

1.	The Purchaser shall execute and deliver:

(a)	the Deed of Assignment of Goodwill,

(b)	the Deed of Assignment of Business Intellectual Property,

(c)	the Escrow Agreement

2.	The Purchaser shall enter into a new manufacturing agreement with Harmac on terms acceptable to the Purchaser.

Schedule 2

Business Intellectual Property

Schedule 3

Plant

Schedule 4

Customer List

Schedule 5

Stock

Schedule 6

Warranties

Schedule 7

Warranty Limitations

1.	Maximum Liability

The aggregate liability of the Seller in respect of all Claims, the Specific Indemnities, the Set Off Escrow Claims and the Specific Warranties shall not exceed the aggregate of the Initial Consideration, the Initial Escrow Amount, the Loan Amount and the Deferred Consideration (to the extent received by the Seller).

2.	LIABILITY FOR INDIVIDUAL CLAIMS

The Seller will not be liable for a Claim unless the amount awarded or agreed in respect of those claims exceeds €100,000, in which event the Purchaser shall be entitled to recover the full amount and not just the excess of the claims over €100,000.

3.	LIMITATIONS IN TIME

The Seller will not be liable for any Claim unless notice of it is given in writing by the Purchaser to the Seller within the Liability Period provided that any claim if it has not previously been satisfied, settled or withdrawn, be deemed to have been irrevocably withdrawn and be barred and be unenforceable on the expiry of a period of 2 months from the date on which notice was given under this paragraph unless proceedings in respect thereof shall have been issued and served on the Seller.  The Seller will to the extent available provide brief particulars of the grounds on which such Claim is based and the amount of such claim.

4.	OTHER LIMITATIONS

The Seller will not be liable for a Claim to the extent that the Claim:

4.1	relates to matters Disclosed;

4.2	arises or is increased as a result of an increase in rates of Taxation after the date of this Agreement;

4.3
arises or is increased as a result of any legislation, subordinate legislation, or Revenue Commissioners enunciated practice enacted, made, in force or allowed (as appropriate), after the date of this Agreement with retrospective effect;

4.4	arises as a result primarily of any change in the accounting policy or practice applicable to the Business after Completion;

4.5	would not have arisen but for a cessation on or after Completion of the Business or any part thereof;

4.6
to the extent that it arises from any matter, act, omission, or circumstance, which would not have occurred but for any voluntary act, omission or transaction of the Purchaser carried out or occurring after the date of this Agreement otherwise than in the ordinary course of business as carried out prior to the date of this Agreement (unless pursuant to a legally binding obligation arising prior to Completion or taking place with the prior written approval of the Seller);

4.7	the loss giving rise to such claim is recovered by the Purchaser from any third party or under any policy of insurance;

5.	OTHER LIMITATIONS

5.1
Where the Purchaser is at any time entitled to recover from some person (other than the Seller) any sum in respect of any matter giving rise to a Claim, Specific Liability Claim or Set Off Escrow Claim under this Agreement, the Purchaser shall, before making its decision whether to enforce such recovery, consult with the Seller and have due regard to the representations of the Seller as regards the exercise and enforcement of that right of recovery and the conduct of any proceedings to enforce any such recovery.

5.2
If the Seller pays at any time to the Purchaser an amount pursuant to a Claim and/or Specific Liability Claim and/or Set Off Escrow Claim and the Purchaser subsequently recovers from some other person any sum in respect of any matter giving rise to such claim, the Purchaser shall, shall repay to the Seller the lesser of (i) the amount so paid by the Seller to the Purchaser and (ii) the sum (excluding interest (if any)) recovered from such other person (net of the costs of such recovery and any tax payable on the amount so recovered).

5.3	Upon the Purchaser becoming aware of any matter or event which may give rise to a Claim, the Purchaser shall:

(I)	GIVE NOTICE OF SUCH CLAIM TO THE SELLER AS SOON AS REASONABLY PRACTICABLE AND SHALL GIVE THE SELLER ALL REASONABLE FACILITIES TO INVESTIGATE THAT CLAIM;

(II)	CONSULT AS FULLY AS IS REASONABLY PRACTICABLE WITH THE SELLER AS REGARDS THE CONDUCT OF ANY PROCEEDINGS ARISING OUT OF SUCH CLAIM;

(III)
IF NOT IN THE REASONABLE OPINION OF THE PURCHASER PREJUDICIAL TO IT, TAKE SUCH ACTION AS THE SELLER SHALL REASONABLY REQUEST TO AVOID, RESIST OR COMPROMISE ANY SUCH CLAIM OR APPEAL ANY DECISION IN RELATION THERETO (SUBJECT TO THE PURCHASER BEING INDEMNIFIED TO ITS REASONABLE SATISFACTION BY THE SELLER AGAINST ANY LOSS WHICH IT MAY SUFFER OR INCUR IN CONNECTION WITH TAKING SUCH ACTION);

(IV)	MAKE NO ADMISSION OF LIABILITY, AGREEMENT, SETTLEMENT OR COMPROMISE WITH ANY THIRD PARTY IN RELATION TO ANY CLAIM OR ADJUDICATION WITHOUT THE PRIOR WRITTEN CONSENT OF THE SELLER.

6.	FRAUDULENT CLAIMS

Nothing in this Schedule applies to a Claim that arises or is delayed, wholly or partly, as a result of dishonesty, fraud, wilful misconduct or wilful concealment by the Seller, its directors or employees or any of them.

7.	MITIGATION

Nothing in this Schedule shall or shall be deemed to in any way diminish the Purchaser’s common law obligations to mitigate its loss or damage or both in relation to any Claim and/or Specific Liability Claim and/or Set Off Escrow Claim.

8.	RECOVERY OF SAME LOSS

The Purchaser shall not be entitled to recover the same loss in respect of any Claim and/or Specific Liability Claim and/or Set Off Escrow Claim more than once.

Schedule 8

Calculation of Stock

1.
The Seller and the Purchaser shall procure that on as soon as reasonably practicable following Completion (and in no event later than fourteen (14) days following the Completion Date) a joint physical stock-take of the Stock is carried out as at the Completion Date by the Seller's employees or agents in the presence of the representatives of the Purchaser  and as the Seller and the Purchaser shall respectively reasonably require. As soon as the stock-take has been completed, the representatives of the Seller and the Purchaser shall prepare a schedule of it and the value of such Stock (“Stock Schedule”) and submit a copy to the Purchaser, initialled by the Seller's and the Purchaser's representatives indicating their agreement with the Stock Schedule. Any dispute shall be resolved as provided in this Schedule.

2.
The Stock included in the Stock Schedule shall be valued in accordance with the generally accepted accounting principles, standards and practices in the Republic of Ireland to the extent same is not inconsistent with clause 3 herein.

3.
The Stock included in the Stock Schedule shall be valued at the lower of cost and net realisable value, proper provision being made for obsolete or damaged Stock (finished goods must have a remaining shelf life of not less than 12 months and component products must be capable of use in the manufacture of saleable product).

4.
If the Purchaser and the Seller do not agree on the Stock Schedule within 14 days of the Completion Date, then either party may, by notice to the other party, refer the matters in dispute for determination to a partner of at least 10 years qualified experience at an independent firm of chartered accountants agreed by the parties in writing (the “Expert”), or in the absence of such agreement within a period of 7 days of one party giving notice to the other of its decision to make a reference in accordance with this Schedule, appointed by the President for the time being of the Institute of Chartered Accountants in Ireland. The following provisions shall apply to such determination:

(a)
the Purchaser and the Seller shall each promptly prepare a written statement on the matters in dispute which (together with the relevant documents) shall be submitted to the Expert for determination and shall give the Expert all such assistance and access to all such additional information as he may reasonably require in order to enable him to make his determination;

(b)
in giving such determination, the Expert shall state what adjustments (if any) are necessary to the Stock Schedule in respect of the matters in dispute in order to comply with the requirements of this Agreement;

(c)
the Expert shall act as an expert (and not as an arbitrator) in making any such determination, which shall be final and binding on the parties (in the absence of negligence, wilful default or manifest error); and

(d)	the costs and expenses of the Expert shall be borne as it shall direct or, failing such direction, as to one half by the Purchaser and as to the other half by the Seller.

Execution Page(s) of Asset Purchase Agreement

PRESENT when the common seal of ZERUSA LIMITED was affixed:
Witness Signature:	SEAL
Address:	Director
Description:	Director/Secretary

PRESENT when the common seal of VASCULAR SOLUTIONS ZERUSA LIMITED was affixed:
Witness Signature:	SEAL
Address:	Director
Description:	Director/Secretary